UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2026
INCYTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12400	94-3136539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 Augustine Cut-Off Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)
(302) 498-6700
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $.001 par value per share	INCY	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
The following actions were taken at the Annual Meeting of Shareholders of Incyte Corporation (the “Company”) held on June 8, 2026:

1.The following directors were elected:

	For	Against	Abstain	Broker Non-Votes
Julian C. Baker	140,340,036	33,157,541	723,111	11,426,181
Jean-Jacques Bienaimé	146,654,017	27,455,623	111,048	11,426,181
Otis W. Brawley	171,768,011	2,301,580	151,097	11,426,181
Paul J. Clancy	166,813,500	7,284,175	123,013	11,426,181
Jacqualyn A. Fouse	166,172,236	7,491,834	556,618	11,426,181
Edmund P. Harrigan	172,158,004	1,914,799	147,885	11,426,181
Katherine A. High	172,279,703	1,791,630	149,355	11,426,181
William J. Meury	172,266,119	1,815,717	138,852	11,426,181

2.The compensation of the Company’s named executive officers was approved, on a non-binding advisory basis.

For	Against	Abstain	Broker Non-Votes
145,851,784	28,078,013	290,891	11,426,181

3.The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was ratified.

For	Against	Abstain
173,072,501	12,457,655	116,713

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2026
INCYTE CORPORATION

	By:	/s/ Richard Hoffman
Richard Hoffman
Executive Vice President and General Counsel
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